EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-58119, 333-48693, 333-74497, 333-78987, 333-90444 and 333-124202) and Form S-3 (No. 333-122364) of CONMED Corporation of our report dated March 10, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Syracuse, New York
March 10, 2006